                              CERTIFICATE OF TRUST
                                       OF
                               CC FUNDING TRUST I

     THIS CERTIFICATE OF TRUST of CC Funding Trust I (the "Trust"),  dated as of
November  27, 2001,  is being duly  executed  and filed by the  undersigned,  as trustees,  with  the  Secretary  of State of the  State  of  Delaware  to form a business  trust under the Delaware  Business  Trust Act (12 Del.  Codess.3801 et
seq.).

     1. Name.  The name of the business trust being formed hereby is "CC Funding
Trust I."

     2. Delaware  Trustee.  The name and business  address of the trustee of the
Trust  with a  principal  place of  business  in the  State of  Delaware  are as follows:  The Bank of New York  (Delaware),  700 White Clay  Center,  Route 273,
Newark, DE 19711.

     3. Effective Date. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

     4.  Counterparts.  This Certificate of Trust may be executed in one or more counterparts.

         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust at the time of filing of this Certificate of Trust, have executed this
Certificate of Trust as of the date first above written.

                               THE BANK OF NEW YORK
                                 (DELAWARE),
                               as Delaware Trustee

                              By:       /s/ WILLIAM T. LEWIS
                                        ------------------------------
                                        Name:  WILLIAM T. LEWIS, SVP
                                        Title:

                               THE BANK OF NEW YORK
                               as Property Trustee

                              By:       /s/ PAUL J. SCHMALZEL
                                        ------------------------------
                                        Name:  Paul J. Schmalzel
                                        Title:    Vice President

                               WENDY L. AUMILLER,
                               as Administrative Trustee

                              By:       /s/ WENDY L. AUMILLER
                                        ------------------------------